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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 15, 1999


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                                 CYBERCASH, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                    0-27470                                   54-725021
   (State or other jurisdiction of                (Commission File Number)                       (I.R.S. Employer)
    incorporation or organization)                                                              Identification No.)


           2100 RESTON PARKWAY
            RESTON, VIRGINIA                                                                          20191
(Address of principal executive offices)                                                            (Zip Code)

       Registrant's telephone number, including area code: (703) 620-4200


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ITEM 5. OTHER EVENTS

On November 15, 1999, the Company entered into an agreement amending the terms of Investment Options held by RGC International Investors, LDC ("RGC"). The Company issued these Investment Options to RGC in connection with equity investments made by RGC on February 5, 1998 and July 13, 1998. Under the agreement, RGC will be permitted to exercise the Investment Options at an adjusted exercise price of $8.27 per share, instead of $13.345 per share. Under the agreement, RGC has agreed to exercise the Investment Options, which represent the right to purchase 472,254 shares of the Company's common stock, for an aggregate exercise price of $3,905,540, within one business day after the date on which the Company registers the issuance to RGC of the new warrant described below (together with the shares of the Company's common stock underlying the new warrant). In consideration for the exercise by RGC of the Investment Options, the Company also agreed to issue to RGC a warrant to purchase 472,254 shares of the Company's common stock at an exercise price of $13.345 per share. The new warrant will expire five years from the date of issuance.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CyberCash, Inc.

                                                /s/ DENNIS N. CAVENDER
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November 18, 1999                           By: Dennis N. Cavender
                                                Chief Financial Officer